U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010.

American Capital, Ltd.

(Exact name of registrant as specified in its charter)

American Capital, Ltd.
(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122
American Capital, Ltd.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 15, 2010, American Capital, Ltd. (the "Company") held its 2010 Annual Meeting of Stockholders (the "Annual Meeting") at the Renaissance Washington, DC Downtown Hotel, 999 Ninth Street, NW, Washington, DC 20001. The record date for the Annual Meeting was July 22, 2010. As of the record date, a total of 350,276,962 shares of the Company's common stock were entitled to vote at the Annual Meeting. There were 316,415,087 shares present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

  Election of Directors. The Company's stockholders voted to elect eight (8) nominees for director to hold office until the next annual meeting of stockholders to be held in 2011.

Nominee	For	Against	Abstain	Broker Non Votes
Mary C. Baskin	169,469,673	31,108,203	1,845,405	113,991,807
Neil M. Hahl	169,475,519	31,326,913	1,620,848	113,991,807
Philip R. Harper	151,987,326	48,619,988	1,815,966	113,991,807
John A. Koskinen	168,964,817	31,805,718	1,652,746	113,991,807
Stan Lundine	151,684,439	49,049,980	1,688,861	113,991,807
Kenneth D. Petersen	168,907,442	31,759,576	1,756,262	113,991,807
Alvin N. Puryear	152,051,947	48,785,990	1,585,343	113,991,807
Malon Wilkus	171,016,146	29,877,954	1,529,181	113,991,801

  2010 Disinterested Director Stock Option Plan. The Company's stockholders approved the 2010 Disinterested Director Stock Option Plan for the Company's non-employee directors.

For	Against	Abstain	Broker Non Votes
143,822,264	56,929,287	1,671,729	113,991,807

  Convertible Securities Proposal. The Company's stockholders approved the ability of the Company to issue shares of preferred stock or debt securities convertible into a limited number of shares of the Company's common stock.

For	Against	Abstain	Broker Non Votes
133,370,909	67,689,252	1,361,368	113,993,557

  Ratification of appointment of Ernst & Young LLP as independent public accountants for the year ending December 31, 2010. The Company's stockholders ratified the motion.

For	Against	Abstain
309,866,182	4,973,222	1,575,682

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.
Dated: September 20, 2010	By: /s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President, General Counsel
and Secretary